UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2023

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave., Suite 1800 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Subscription Agreements

On February 28, 2023, Enviva Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) to sell shares of Series A Preferred Stock of the Company, par value $0.001 per share (“Preferred Shares”), having the terms as set forth in the Company’s Certificate of Designations for Preferred Shares, in a private placement for gross proceeds of $250 million (the “Private Placement”). The Private Placement priced at the official closing price of the New York Stock Exchange (the “NYSE”) on March 1, 2023, which was $37.71 (the “Price Per Share”). The Company will issue approximately 6,629,541 Preferred Shares, subject to adjustment for rounding, to the Investors pursuant to the Subscription Agreements. Each Preferred Share is convertible into one share of common stock of the Company, par value $0.001 per share (“Common Stock”), subject to adjustment for any stock dividends, splits, combinations, and similar events, and will automatically convert into Common Stock upon shareholder approval of the conversion by a majority of the votes cast, which is expected to be obtained on or before June 15, 2023. The holders of the Preferred Shares will be entitled to participate equally and ratably with the holders of the Common Stock in all dividends or other distributions on the shares of Common Stock. The Preferred Shares rank senior in preference and priority to all classes or series of Common Stock with respect to dividend rights and rights upon liquidation, dissolution, or winding up of the Company. The Company expects to use the net proceeds of the Private Placement to fund its growth capital program, as well as repay borrowings under its revolving credit facility, and for general corporate purposes. The closing of the Private Placement is expected to occur on or around March 20, 2023.

The Subscription Agreements contain customary representations, warranties, and covenants of the Company and the Investors, including an agreement by the Company to seek shareholder approval of the issuance of Common Stock to the Investors. On February 28, 2023, the Investors entered into a voting agreement, pursuant to which they agreed to vote shares of Common Stock held by them in favor of the conversion.

Pursuant to the Subscription Agreements, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in connection with the closing of the Private Placement, pursuant to which the Company will agree to file and maintain a registration statement with respect to the resale of the Common Stock issuable upon conversion of the Preferred Shares on the terms set forth therein. The Registration Rights Agreement will also provide certain Investors with customary piggyback registration rights.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of Registration Rights Agreement, which are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Relationships

The Investors include direct or indirect subsidiaries of Riverstone Holdings LLC (“Riverstone”), Inclusive Capital Partners, L.P. (“In-Cap”), and BTG Pactual (“BTG”). Certain current and former directors and officers of the Company also are Investors, including Ralph Alexander (a director of the Company), John C. Bumgarner, Jr. (a director of the Company), Gary L. Whitlock (a director of the Company), Thomas Meth (a director of the Company and the Company’s President and Chief Executive Officer), and John K. Keppler (former President and Chief Executive Officer of the Company). Riverstone and In-Cap are each beneficial owners of more than 5% of the Company’s outstanding Common Stock. The Investors and their affiliates together own more than 50% of the Common Stock outstanding prior to the Private Placement. The shares of Common Stock to be issued upon conversion of the Preferred Shares is equal to approximately 9.81% of the Common Stock outstanding as of March 1, 2023. As of the date of the Subscription Agreements and the date of this Current Report, except as disclosed in this Current Report and the Company’s other filings with the Securities and Exchange Commission, there are no other material relationships between the Company or any of the Company’s affiliates and any of the Investors, other than in respect of the Investors’ respective Subscription Agreements. The terms of the Private Placement were approved by an independent committee of the board of directors of the Company.

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Item 3.02	Sale of Unregistered Securities

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated herein by reference. The Private Placement is being made in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company believes that additional exemptions may exist for these transactions.

Cautionary Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1*	Form of Subscription Agreement, dated February 28, 2023, by and among the Company and the Investors named therein.

1.2	Form of Registration Rights Agreement, by and among the Company and the Investors named therein.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023

ENVIVA INC.

By:	/s/ Jason E. Paral
Name:	Jason E. Paral
Title:	Senior Vice President, General Counsel, and Secretary

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